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       INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT
                    PRELIMINARY COPY DATED DECEMBER 23, 1997

PROXY                    STANDARD MANAGEMENT CORPORATION                   PROXY

     SPECIAL MEETING OF STOCKHOLDERS TO BE HELD                     , 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Standard Management Corporation ( "SMC") does hereby acknowledge receipt of Notice of said Special Meeting and the accompanying Proxy Statement/Prospectus and does hereby constitute and appoint Ronald D. Hunter and Stephen M. Coons, or either of them, with full power of substitution, to vote all shares of Common Stock of SMC that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at
the Special Meeting of Stockholders of SMC, to be held on                ,
local time, at the Woodland Country Club, 100 Woodland Lane, Carmel, Indiana, and at any adjournment or postponement thereof, as follows:

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMMON STOCK ISSUANCE (AS DEFINED BELOW) IN PROPOSAL 1. IF OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

PLEASE MARK BOX M or [X]

1. Proposal to approve the issuance of SMC Common Stock (the "Common Stock Issuance") in connection with the acquisition by SMC of Savers Life Insurance
   Company:

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

     You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

Dated:                     , 1998

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              Signature

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      Signature if held jointly

When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.